EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Bremer Investment Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Bremer Investment Funds, Inc. for the year ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Bremer Investment Funds, Inc. for the stated period.

/s/ Joel W. Reimers	/s/ Richard A. DiNello

Joel W. Reimers	Richard A. DiNello
President, Bremer Investment Funds, Inc.	Treasurer, Bremer Investment Funds, Inc.

Dated: December 9, 2005
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Bremer Investment Funds, Inc. for purposes of the Securities Exchange Act of 1934.